                                                                 EXHIBIT 10.21


                               SECURITY AGREEMENT


         THIS SECURITY AGREEMENT, dated as of January 17, 1995 (this "Security Agreement" or this "Agreement"), is between

         LASON SYSTEMS, INC. a Delaware corporation formerly known as Lason Acquisition Corp. (the "Borrower"), and

         FIRST UNION NATIONAL BANK OF NORTH CAROLINA, a national banking association with its principal offices in Charlotte, North Carolina ("First Union"), in its capacity as agent (the "Agent") for the Lenders (as that term is defined in the Loan Agreement referred to below).


                              BACKGROUND STATEMENT

         A. The Borrower, the Lenders and the Agent have entered into a Loan Agreement dated as of the date hereof (together with any amendments, modifications and supplements thereto, any replacements, renewals, extensions and restatements thereof, and any substitutes therefor, in whole or in part, the "Loan Agreement"), the provisions of which are hereby incorporated by reference. Capitalized terms that are not defined herein shall have the meanings assigned to such terms in the Loan Agreement.

         B. Pursuant to the terms and conditions of the Loan Agreement, the Lenders have agreed to make certain loans in the aggregate principal amount
of up to $25,000,000 (the "Loans") to the Borrower.   The Loans are evidenced
by Notes (as defined in the Loan Agreement) in the aggregate principal amount of up to $25,000,000.

         C. To induce the Lenders to make the Loans pursuant to the Loan Agreement and to secure the payment of the Obligations, as defined in the Loan Agreement, the Borrower has agreed to grant to the Agent, for the benefit of the Lenders, a security interest in the Collateral described herein on the terms and conditions set forth herein.

         NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower and the Agent, on behalf of Lenders, for themselves, their successors and assigns, hereby agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

         1.1 Defined Terms. The following terms shall have the meanings set forth below:

         "Accounts" or "Accounts Receivable" means (i) all of the Borrower's accounts, as defined in the Uniform Commercial Code, now owned or hereafter acquired or arising, (ii) all of the Borrower's present or future accounts receivable, rights to payment for goods sold or leased, or to be sold or to be leased, or for services rendered or to be rendered, all present and future receivables, book debts, notes, bills, drafts, acceptances, choses in action, chattel paper, instruments and documents, (iii) all of the Borrower's rights, remedies, security interests and liens in, to and in respect of Accounts Receivable, present and future, including without limitation rights of stoppage in transit, replevin, repossession and reclamation and other rights and remedies of an unpaid vendor, lienor or secured party, guaranties or other contracts of suretyship with respect to any Account Receivable, deposits or other security for the obligation of any debtor or obligor in any way obligated on or in connection with any Account Receivable, (iv) all customer lists, books and records, ledger and account cards, computer tapes, disks, printouts and records, whether now in existence or hereafter created, relating to Accounts Receivable, (v) to the extent permitted by applicable law, all of the Borrower's right, title and interest, present and future, in, to and in respect of all goods relating to, or which by sale have resulted in, Accounts Receivable, including without limitation all goods described in invoices or other documents or instruments with respect to, or otherwise representing or evidencing, any Account Receivable, and all returned, reclaimed or repossessed goods, and (vi) all proceeds, including insurance proceeds, of any of the foregoing.

         "Collateral" means and includes all of the Borrower's Accounts, Accounts Receivable, Equipment, General Intangibles, Inventory and Other Assets and all other similar articles of personal property of the Borrower, now or hereafter acquired, held or received by, in transit to, or in the possession or control of the Borrower, any substitutions or replacements thereof and any proceeds, including insurance proceeds, thereof.

         "Equipment" means all of the Borrower's equipment, as defined in the Uniform Commercial Code, now owned or hereafter acquired, and includes, without limitation, all machinery, equipment, motor vehicles, computer equipment and software, printers, copying and data storage devices and other electronic equipment, accessions, accessories, additions, parts, supplies, apparatus, appliances, fittings, furniture, office equipment and office furnishings of every kind and description, wherever located and all proceeds, including insurance proceeds, thereof.

         "General Intangibles" means all general intangibles, as defined in the Uniform Commercial Code, now existing or hereafter owned, acquired or arising, in which the Borrower now has or hereafter acquires any rights, and all contracts and contract rights (but excluding contracts of the Borrower that by their express terms are void or voidable upon the pledge or assignment thereof, unless consent has been obtained for the pledge or assignment thereof), causes of action, inventions, designs, patents, patent applications, trademarks, trademark registrations and applications, goodwill, goodwill associated with trademarks, trade names, trade secrets, trade processes, copyrights, copyright registrations and applications, licenses, permits, franchises, customer lists, computer programs, all claims under guaranties, tax refund claims, rights and claims against carriers and shippers, leases, claims under mechanics' and materialmen's liens, claims under insurance policies, all rights to indemnification or contribution, whether arising by contract or otherwise, and all other intangible personal property of similar kind and nature, together with any and all extensions, modifications, amendments and renewals, and all proceeds, including insurance proceeds, thereof, as applicable.

         "Inventory" means all of the Borrower's inventory, as defined in the Uniform Commercial Code, wherever located, now owned or hereafter held or acquired, and all goods manufactured, acquired or held for sale or lease, raw materials, work-in-process, and finished goods or component materials, and all supplies, goods, incidentals, office supplies, packaging materials and any and all items used or consumed in the operation of the business of the Borrower or that may contribute to finished products or to the sale, promotion and shipment thereof, in which the Borrower now or at any time hereafter may have an interest, whether or not the same is in transit or in the constructive, actual or exclusive occupancy or possession of the Borrower or is held by the Borrower or by others for the Borrower's account, and all proceeds, including insurance proceeds, thereof.

         "Other Assets" means all of the Borrower's personal property assets now owned or hereafter acquired (including without limitation all amounts that may be owing from time to time by any Lender or any of its affiliates to the Borrower in any capacity, including without limitation any balance or share belonging to the Borrower, or any deposit or other account with such Lender or any of its Affiliates), except for the Accounts, the Accounts Receivable, the Equipment, the General Intangibles and the Inventory and proceeds of such other assets.

         1.2 UCC Terms. All terms in this Security Agreement that are not capitalized shall have the meanings provided by the Uniform Commercial Code to the extent the same are used or defined therein.


                                   ARTICLE II

                         CREATION OF SECURITY INTEREST

         To secure the prompt payment and other performance of the Obligations, the Borrower hereby grants to the Agent, for the benefit of the Lenders, a continuing security interest in the Collateral.


                                  ARTICLE III

               GENERAL REPRESENTATIONS, WARRANTIES AND COVENANTS

         The Borrower hereby represents, warrants and covenants as follows:

         3.1 Ownership of Collateral. The Borrower has, and as to any property acquired after the date hereof which constitutes Collateral, shall have, good, indefeasible and merchantable title in fee simple (or its equivalent under applicable law) to and ownership of the Collateral and shall promptly provide evidence to the Agent of such ownership upon request.

         3.2 Perfection. As to those assets for which perfection may be accomplished by filing under the Uniform Commercial Code, the security interests granted to the Agent hereunder, when properly perfected and continued by filing in all jurisdictions set forth on EXHIBIT A attached hereto, shall constitute at all times a valid and perfected security interest vested in the Agent in and upon the Collateral located in the United States, in each case enforceable against the Borrower and all third parties (except purchasers of Borrower's Inventory in the ordinary course of business) in all relevant jurisdictions and securing the payment of all Obligations purported to be secured thereby. No Uniform Commercial Code financing statement that names Borrower as debtor has been filed and is still in effect, other than Financing Statements in favor of the Agent, on behalf of the Lenders, and Financing Statements described in Schedule 1.1 of the Loan Agreement, and the Borrower has not signed any financing statement or any security agreement which remains effective on or after the Closing Date pursuant to which any secured party is authorized to file any such financing statement.

         3.3 Priority. Except for Permitted Liens, the Agent's security interests in the Collateral are first-priority liens, are not and (assuming timely filing of continuation statements as required) hereinafter shall not become subordinate or junior to the Liens of any other person, including any Governmental Authority. Except for Permitted Liens, the Borrower shall not grant a security interest in or permit a Lien upon any of the Collateral to anyone except the Agent, for the benefit of the Lenders.

         3.4 Further Assurances. The Borrower shall execute and deliver to the Agent concurrently with the execution of this Security Agreement, and at any time or times hereafter at the request of the Agent, all assignments, certificates of title, conveyances, assignment statements, Financing Statements, renewal Financing Statements, security agreements, affidavits, notices and all other agreements, instruments and documents (collectively, "Other Documents"), and pay all connected costs, that the Agent may reasonably request, in form and substance reasonably satisfactory to the Agent, and shall take any and all other steps reasonably requested by the Agent in order to perfect and maintain the security interests and liens granted herein and to consummate fully all of the transactions contemplated by this Security Agreement, including without limitation: (a) recording or filing such Financing Statements and Other Documents as may from time to time be reasonably requested by the Agent with such Governmental Authorities and other Persons as may be necessary or advisable in order to perfect, establish, confirm and maintain the security interests and liens created hereunder, and (b) defending the title of the Borrower to the Collateral by means of negotiation with and, if necessary, appropriate legal proceedings against, each and every party claiming an interest therein contrary or adverse to the Borrower's title to same. The Borrower hereby authorizes the Agent to file, at the Agent's election, a carbon, photographic or other reproduction of this Agreement as a Financing Statement, to the extent acceptable in the relevant jurisdictions.

         3.5 Attorney-in-fact. The Borrower hereby irrevocably makes, constitutes and appoints the Agent, its successors or assigns, as the true and lawful attorneys of the Borrower with power to: (a) sign the name of the Borrower on any Financing Statement, renewal Financing Statement, notice or other similar document that in the Agent's opinion should be filed in order to perfect or continue the perfection of the security interests granted by this Security Agreement; (b) upon the occurrence and during the continuance of an Event of Default, to act on the Borrower's behalf, at the Borrower's cost, in obtaining any orders, consents, approvals, licenses or certificates required by any Governmental Authority as a prerequisite to the transfer of the Borrower's business, operations or facilities relating to any of the Collateral, to the extent permitted by applicable law; and (c) upon the occurrence and during the continuance of an Event of Default, to do all other things necessary to carry out the provisions of this Security Agreement and the other Loan Documents, specifically including without limitation those actions described in SECTION
5.5 hereof relating to the Accounts Receivable and Contracts. Neither the Agent nor any Lender nor their attorneys and agents shall be liable for any act or omission or for any error of judgment or mistake of fact in the exercise of this power of attorney unless such act, omission, error or mistake shall occur solely as a result of the gross negligence or willful misconduct of such Person. This power, being coupled with an interest, is irrevocable so long as any of the Obligations remain unpaid and any Lender's obligation to make advances under any of the other Loan Documents has not terminated.

         3.6 Principal Place of Business; Location of Collateral; Records. The Borrower's federal employer identification number is set forth on EXHIBIT B attached hereto. The chief executive office and principal place of business of the Borrower as of the Closing Date is set forth on EXHIBIT B attached hereto. Except as set forth on EXHIBIT B attached hereto, the Borrower has not, during the preceding five (5) years, used any fictitious or trade name or any corporate name other than its current corporate name as set forth on the first page hereof and "Lason Acquisition Corp." The Borrower has possession and control of all Collateral now in existence, except for any Inventory or Equipment rented, leased, under conditional sale to or on demonstration to parties other than Affiliates in the ordinary course of the Borrower's business
("Leased Goods").   EXHIBIT B also lists all places where the Borrower
maintains records relating to Accounts Receivable, including without limitation records, ledger sheets, correspondence and invoice documents. Such records are and hereafter shall be kept in appropriate containers in safe places and bear and shall bear suitable legends identifying them. EXHIBIT B attached hereto also lists all places where the Borrower maintains Inventory and/or Equipment, indicates whether the premises are owned or leased by the Borrower and lists the names and addresses of any landlords, warehousemen or other third parties who own such premises. The Borrower enjoys peaceful and undisturbed possession under all of its leases and all such leases are valid and existing and in full force and effect. Upon request, the Borrower shall deliver copies of all such
leases to the Agent.   Other than Leased Goods and the sale of Inventory in the
ordinary course of business to the extent permitted hereby or by the Loan Agreement, the Borrower shall not store any Collateral or the records relating thereto at any locations other than those identified on EXHIBIT B, and the Borrower shall not move its executive office and principal place of business to any location other than the location identified herein, unless in each case the Borrower has first given to the Agent thirty (30) days' prior written notice of such removal of Collateral or relocation, and if the Agent determines, in its sole discretion, that it may not have a perfected first priority security interest in any Collateral located or to be located at such new location, the Borrower has delivered to the Agent such documents, instruments and Financing Statements reasonably required by the Agent to perfect its first-priority security interest (subject to Permitted Liens) therein.

         3.7 Right of Inspection. The Agent and each Lender shall, at all times during normal business hours and upon reasonable notice, have full access to and the right to audit the Borrower's books and records, make photocopies thereof, and confirm and verify the existence and location of Collateral.

         3.8 Reports. The Borrower shall furnish such reports, information and data regarding the Collateral as the Agent shall reasonably request from time to time.

         3.9 Landlord and Bailee Waivers. Upon request by the Agent, the Borrower shall use its best efforts to furnish and record, at the Borrower's sole cost and expense, waivers by landlords and bailees of all liens with respect to any Collateral that is or may be located upon premises of lessors and bailees, such waivers to be in form and substance reasonably acceptable to the Agent.

         3.10 Disclosure of Security Interest. The Borrower shall make appropriate entries upon its financial statements and books and records disclosing the Agent's security interest in the Collateral.

                                   ARTICLE IV

                                   EQUIPMENT

         Except for any unused or obsolete Equipment, the Borrower will keep the Equipment in good repair (normal wear and tear excepted) and maintained in a reasonable state of proper operating efficiency. The Borrower shall not permit any such items to become a fixture to real estate or accessions to other personal property.

                                   ARTICLE V

                              ACCOUNTS RECEIVABLE

         The Borrower warrants, represents and covenants as follows:

         5.1 Representations and Warranties. Each Account Receivable represents and will represent a bona fide sale and/or rendition of services by the Borrower to customers of a kind ordinarily rendered in the ordinary course of the Borrower's business, or the delivery of merchandise usually dealt in by the Borrower in the ordinary course of its business, will have been invoiced in writing to the obligor thereof, will be for a liquidated amount from a customer competent to contract therefor maturing as stated in the invoice or other supporting data covering such sale, and as of the date of its creation will not be subject to any deduction, offset, counterclaim, lien or other condition other than discounts and offsets customarily given by the Borrower in the ordinary course of its business.

         5.2 Schedules of Accounts. The Agent and the Lenders may rely on all statements or representations made by the Borrower on or with respect to any schedule of Accounts Receivable delivered hereunder or under the Loan Agreement, and, unless otherwise indicated in writing by the Borrower, each Account listed on any schedule of Accounts will be genuine and in all respects what it purports to be, will not be evidenced by an instrument or document, or if so, will be evidenced only by one original instrument or document which has been duly delivered to the Agent; will be for a liquidated amount maturing as stated in any schedule of Accounts Receivable delivered to the Agent or the Lenders; there are to the Borrower's knowledge no facts, events or occurrences that would in any way impair the validity or enforcement thereof; the goods giving rise thereto are not, and were not at the time of the sale thereof, subject to any lien, claim, encumbrance or security interest except Permitted Liens.

         5.3 Prohibition Against Compromises, Extensions. Upon the occurrence and during the continuance of an Event of Default, the Borrower upon notice from the Agent shall not grant any extension of the time for payment of any Account Receivable; compromise or settle any Account Receivable for less than the full amount thereof; release, in whole or in part, any person or property liable for the payment thereof; or allow any credit or discount thereon (other than those discounts granted in the ordinary course of the Borrower's business).

         5.4 Verification of Accounts. Except during the existence of an Event of Default when notice shall not be necessary, with prior telephonic notice to the Borrower, any of the Agent's officers, employees, or agents shall have the right, at any time or times hereafter, in the Agent's name or in the name of the Borrower, to verify the validity, amount or any other matter relating to any Accounts Receivable by mail, telephone, telegraph or otherwise.

         5.5 Collection of Accounts; Contracts. The Borrower hereby authorizes the Agent, and the Agent, for the benefit of the Lenders, shall have the right at any time and from time to time during the existence of an Event of Default, without notice to the Borrower, subject to any restrictions imposed by applicable law, (a) to notify any or all Account Debtors to the Borrower that the Agent, for the benefit of the Lenders, has a security interest in such Collateral and direct all such Persons to make payments to the Agent or to a lockbox designated by the Agent, on behalf of the Lenders, of all sums owing by them to the Borrower; (b) to receive, endorse, assign and deliver, in the Borrower's name or in the name of the Agent, all checks, notes, drafts and other instruments relating to any Collateral, including receiving, opening and properly disposing of all mail addressed to the Borrower concerning Accounts Receivable and the Contracts; (c) to notify postal authorities to change the address for delivery of mail to such address as the Agent may designate (provided, however, that, upon such notification to postal authorities, all notices from the Agent or any Lender to the Borrower under the Loan Documents shall be made by personal delivery); (d) to sell or assign the Accounts Receivable and Contracts upon such terms as the Agent may deem advisable; (e) to sign the Borrower's name on any invoice or bill of lading relating to any account drafts against Account Debtors, on schedules and assignments of Accounts Receivable, on notices of assignment, and on verifications of Accounts and on notices to Account Debtors; and (f) to take or bring at the Borrower's cost, in the Borrower's name or in the name of the Agent, on behalf of the Lenders, all steps, actions and suits deemed by the Agent necessary to effect collections of any Accounts Receivable and Contracts, to settle, compromise or release in whole or in part any amounts owing on Accounts Receivable and Contracts, to prosecute any action or proceeding with respect to Accounts Receivable and Contracts, to extend the time of payment of any and all Accounts Receivable and Contracts and to make allowances and adjustments with respect thereto. The powers set forth in this SECTION 5.5, being coupled with an interest, are irrevocable so long as any of the Obligations remain unpaid and the Lenders' obligation to make Loans has not terminated. In the exercise of the powers herein granted to the Agent, no liability shall be asserted or enforced against the Agent, all such liability being hereby expressly waived and released by the Borrower except for any liability resulting solely from the willful misconduct or gross negligence of the Agent. The Borrower hereby agrees to indemnify and hold the Agent free and harmless from and against any and all liability, reasonable expense (including reasonable attorneys' fees), cost, loss or damage which the Agent may incur by reason of any act or omission of the Borrower with regard to any Account Receivable or under any of the Contracts, and if the Agent incurs any liability, expense, cost, loss or damage (except as may be incurred solely by the Agent's willful misconduct or gross negligence) (i) with respect to any Account Receivable or any Contract for which it is to be indemnified by the Borrower as aforesaid, or (ii) by reason of, or in connection with, the good faith exercise of the Agent's rights hereunder, the amount thereof, including reasonable costs, expenses and attorneys' fees and expenses, shall become part of the Obligations secured by the Collateral, payable on demand, and bear interest at the Default Rate.

         5.6 Lockbox/ACH Arrangement; Assignment of Lockbox Accounts. At the written request of the Agent, the Borrower shall establish and maintain a lockbox/ACH arrangement with the Agent, in accordance with this Section. The Borrower has pledged to the Agent the account or accounts (the "Lockbox Accounts") maintained in connection with any such lockbox/ACH arrangement with the Agent pursuant to SECTION 5.7 below. The Borrower agrees to maintain the lockbox/ACH arrangement and such Lockbox Accounts in full force and effect at all times from and after a request of the Agent pursuant to this SECTION 5.6 during the term of this Agreement. At any time when the lockbox/ACH arrangement is in effect pursuant to this SECTION 5.6, whenever the Borrower shall receive any monies, checks, notes, drafts or any other items of payment relating to, or proceeds of, the Collateral, the Borrower agrees with the Agent and the Lenders as follows:

                 (i) The Borrower shall hold all such items of payment separate from the other funds of the Borrower, and no later than the first Business Day following the receipt thereof, the Borrower shall deposit the same in the Lockbox Accounts or forward or cause to be forwarded the same to the lockbox/ACH service for deposit in the Lockbox Accounts;

                 (ii) So long as no Event of Default is continuing, the Agent shall apply such funds from time to time first, to pay fees and interest then payable with respect to the Obligations and second, to pay principal on the Revolving Loans, and the Borrower hereby authorizes the Agent to make all such repayments. So long as no Event of Default is continuing, the Agent shall then invest or disburse to the Borrower's operating accounts any funds held in the Lockbox Account after payment of such fees, interest and principal amounts; provided, however, that no item received by the Agent shall be disbursed to the Borrower unless and until such item is actually honored by the payee's depository bank and such collection is finally credited to one of the Lockbox Accounts. Notwithstanding the foregoing or anything else to the contrary contained herein, upon the occurrence and during the continuance of an Event of Default, the Agent shall have the right to hold all funds in the Lockbox Accounts or to apply such funds from time to time in repayment of the Obligations in accordance with the Loan Agreement, and the Borrower hereby authorizes the Agent to hold such funds or to make all such repayments.

                 (iii) For the purpose of computing interest hereunder, all such items of payment shall be deemed applied by the Agent, for the benefit of the Lenders, on account of the Obligations of the Borrower two (2) calendar days after receipt of such items of payment at the payment location designated pursuant to ARTICLE IV of the Loan Agreement;

                 (iv) No such item received by the Agent shall constitute payment to any of the Lenders or of the Revolving Loans unless and until such item is actually honored by the payee's depository bank and such collection is finally credited to the Agent's account. Notwithstanding anything to the contrary herein, each such item of payment shall, solely for purposes of determining the occurrence of an Event of Default, be deemed received upon actual receipt by the Agent, unless the same is subsequently dishonored for any reason whatsoever; and

                 (v) The Agent assumes no responsibility for such lockbox/ACH service arrangement, including without limitation any claim of accord and satisfaction or release with respect to deposits made to the Lockbox Accounts.

         5.7     Assignment of Lockbox Accounts.

         (a) The Borrower hereby pledges, assigns, transfers and grants to the Agent, for the benefit of the Lenders, a first priority lien on, and security interest in, all of the Borrower's right, title and interest in and to the Lockbox Accounts, together with all monies or proceeds due or to become due thereunder, and any and all additional or renewed deposits to the Lockbox Accounts, any and all sums due or to become due on any such deposits by way of interest or otherwise (collectively, the "Deposits"). Such security interest is given as collateral security for the prompt and complete payment when due (whether upon demand, at the stated maturity, by acceleration or otherwise) and performance of the Obligations. The Agent agrees that upon payment in full of the Obligations the termination of the Lenders' Commitments, and the expiration or cash settlement of any Swap Agreements, such assignment shall be terminated and, upon the Borrower's written request, the Agent will deliver to the Borrower a statement in writing that the Obligations have been satisfied and that this assignment has been terminated.

         (b)     The Borrower hereby represents to the Agent that:

                 (i) Neither the Lockbox Accounts nor the Deposits have heretofore been, and will not be, pledged, assigned, transferred, encumbered or otherwise disposed of by the Borrower, except in favor of the Agent for the benefit of the Lenders and for Permitted Liens.

                 (ii) The Borrower shall, immediately upon the Agent's request, execute and deliver such further instruments and documents, and take all such actions, as the Agent deems reasonably necessary to further evidence and perform this assignment.


         (c) The Borrower hereby irrevocably constitutes and appoints the Agent its true and lawful attorney-in-fact with full and irrevocable power and authority in the Borrower's place and stead and in the name of the Borrower or in the name of the Agent or otherwise, from time to time, in the Agent's discretion, for the purpose of carrying out the terms of this assignment, to take any and all actions and to execute any and all instruments that may be necessary to accomplish the purpose of this assignment. The Borrower hereby gives the Agent the power and right during the existence of any Event of Default, on behalf of the Borrower, without notice to or assent by the Borrower, to ask, demand, collect, receive and give acquittances and receipts for any and all moneys in the Lockbox Accounts and to apply such amounts to the Obligations. The Agent shall not be required or obligated in any manner to make any demand or to make any inquiry as to the nature or sufficiency of any payment received by the Agent or to present or file any claim or to take any action to collect or enforce the payment of any amounts that may have been assigned to the Agent or to which the Agent may be entitled hereunder at any time or times. These powers of attorney are powers coupled with an interest and shall be irrevocable so long as any of the Obligations remain unpaid and the Lenders' obligation to make Loans has not terminated.


                                   ARTICLE VI

                                   INVENTORY

         6.1 Representations and Warranties. All of the Inventory is of good and merchantable quality, free from material defects, and saleable or useable in the ordinary course of business of the Borrower unless such defect or condition is not reasonably expected to have a Material Adverse Effect.

         6.2 Use of Inventory. Unless and until the privilege of the Borrower to use the Inventory in the ordinary course of its business is revoked by the Agent upon the occurrence and during the continuance of an Event of Default hereunder, the Borrower may, in any lawful manner not inconsistent with this Security Agreement or the other Loan Documents, process, use and, in the ordinary course of business but not otherwise, sell its Inventory. Upon the occurrence and during the continuance of an Event of Default hereunder, the Agent shall have the right to revoke or suspend the Borrower's processing, sale or other use of the Inventory.

         6.3 Inspection of Inventory. The Agent shall have the right from time to time hereafter upon reasonable notice during normal business hours to inspect and test the Inventory, and the Borrower agrees to reimburse the Agent for its reasonable out-of-pocket costs and expenses in so doing.

         6.4 Safekeeping of Inventory. Prior to foreclosure or taking of possession, neither the Agent nor any Lender shall be liable for or responsible in any way for the safekeeping of the Inventory, or for any loss or damage thereto or for any diminution in the value thereof, or for any act or default of any carrier, warehouseman, or forwarding agency thereof, or other Person whomsoever, but the same shall be at all times at the Borrower's risk. All risk of loss, damage or destruction to the Inventory or any portion thereof shall be borne by the Borrower while in its possession or control.

                                  ARTICLE VII

                                    DEFAULT

         7.1 Event of Default. Any one of the following events will constitute an "Event of Default" hereunder:

                 (a) failure of the Borrower to observe, perform or comply with any of the terms, provisions, conditions, covenants, warranties or representations contained in this Security Agreement, which failure is not cured to the satisfaction of the Agent within thirty (30) days after the Borrower acquires knowledge thereof; or

                 (b) the occurrence of an Event of Default (as defined in the Loan Agreement) other than an Event of Default described in the foregoing subparagraph (a).

         7.2 Rights and Remedies. The Agent shall have, in addition to any other rights and remedies contained in this Security Agreement or in any other Loan Documents, all the rights and remedies of a secured party under the Uniform Commercial Code, and all other rights and remedies provided by law, all of which shall be cumulative to the extent permitted by law. During the existence of any Event of Default, the Agent shall have the right without further notice to the Borrower to appropriate, take possession and control of, set off and apply to the payment of any or all of the Obligations, any or all Collateral, in such manner as the Agent shall in its sole discretion determine, to enforce payment of the Accounts Receivable and the Contracts or any other Collateral, to settle, compromise or release, in whole or in part, any amounts owing on the Collateral, to prosecute any action, suit or proceeding with respect to the Collateral, to extend the time of payment of any and all Collateral, to make allowances and adjustments with respect thereto, to issue credits in the name of the Borrower or the Agent, to sell, assign and deliver the Collateral (or any part thereof), at public or private sale, at broker's board, for cash, upon credit or otherwise, at the Agent's sole option and discretion and the Agent or any Lender may bid or become purchaser at any such sale, if public, free from any right of redemption, which is hereby expressly waived. The Borrower agrees that the giving of ten (10) days' notice by the Agent, sent by certified mail, return receipt requested, postage prepaid, to the Borrower at the address set forth in the Loan Agreement for the receipt of notices by the Borrower, designating the place and time of any public sale, or of the time after which any private sale or other intended disposition of the Collateral is to be made, shall be deemed to be reasonable notice thereof to the Borrower and the Borrower waives any other notice with respect thereto.
The net cash proceeds resulting from the exercise of any of the foregoing rights or remedies shall be applied by the Agent to the payment of the Obligations, in such order as the Agent, for the benefit of Lenders, may elect, and the Borrower shall remain liable to the

Agent and the Lenders for any deficiency, together with interest thereon at the rates provided in the Loan Agreement, and the costs and expenses of collection of such deficiency, including (to the extent permitted by law) without limitation reasonable attorneys' fees, expenses and disbursements. The balance, if any, remaining after payment in full of all of the Obligations shall be paid, first, to the holder of any subordinate security interest in the Collateral known to the Agent or the Lenders to whom the Agent or the Lenders are obligated to make such payment, and then, to the Borrower, subject in all cases to any duty of the Agent and the Lenders imposed by law.

         7.3 Attorneys' Fees and Other Expenses. If at any time or times hereafter, the Agent or any Lender employs counsel for advice with respect to this Security Agreement or any other Loan Document, or to intervene, file a petition, answer, motion or other pleading in any suit or proceeding relating to this Security Agreement or any other Loan Document, or relating to any Collateral, or to protect, take possession of, or liquidate any Collateral, or to attempt to enforce any security interest or lien in any Collateral, or to represent the Agent or any Lender in any pending or threatened litigation with respect to the affairs of the Borrower in any way relating to any of the Collateral or to the Obligations or to enforce any rights of the Agent or Lenders or liabilities of the Borrower, any Account Debtor, or any other Person who may be obligated to the Agent or Lenders by virtue of this Security Agreement or any other Loan Document, then in any of such events, all of the reasonable attorneys' fees arising from such services, and any reasonable expenses, costs and charges relating thereto, including court costs and similar expenses, shall, to the maximum extent permitted by law, become a part of the Obligations secured by the Collateral, payable on demand.

         7.4 Assembly of Collateral. Upon the occurrence and during the continuance of an Event of Default, the Agent shall have the right to require the Borrower to assemble the Collateral and make it reasonably available to the Agent at one or more of the locations listed on EXHIBIT B, and to take possession of the Collateral and to enter and remain upon the various premises of the Borrower without cost or charge to the Agent, and to use the same, together with materials, supplies, books and records of the Borrower for the purpose of liquidating or collecting the Collateral, whether by foreclosure, auction or otherwise. In addition, upon the occurrence and during the continuance of an Event of Default, the Agent may remove from such premises the Collateral and any records with respect thereto to the premises of the Agent or any designated agent of the Agent for such time as the Agent may desire, in order to collect or liquidate the Collateral effectively.

         7.5 No Waiver. The Agent's failure at any time or times hereafter to require strict performance by the Borrower of any of the provisions of this Security Agreement or any other Loan Document shall not waive, affect or diminish any right of the Agent or any Lender at any time or times hereafter to demand strict performance therewith and with respect to any other of this Security Agreement or any other Loan Document, and any waiver of any Event of Default shall not waive or affect any other Event of Default, whether prior or subsequent thereto, and whether of the same or a different type. None of the provisions of this Security Agreement or any other Loan Document shall be deemed to have been waived by any act or knowledge of the Agent or any Lender, their agents, officers or employees except by an instrument in writing signed by an officer of the Agent or such Lender and directed to the Borrower specifying such waiver.

         7.6 Waiver by the Borrower. Except for the notices expressly provided for herein, the Borrower waives any and all notices or demands that the Borrower might be entitled to receive with respect to this Security Agreement by virtue of any applicable statute or law, including without limitation demand, presentment, protest, notice of protest, notice of default, notice of intent to accelerate, release, compromise, settlement, extension or renewal of all commercial paper, accounts, contract rights, instruments, guaranties and otherwise, at any time held by the Agent on which the Borrower may in any way be liable, notice of nonpayment at maturity of any and all Accounts Receivable and notice of any action taken by the Agent unless expressly required by this Security Agreement.

         7.7 No Marshalling. The Collateral and all other collateral that the Agent may at any time acquire from any other source or by a guaranty, endorsement or property of any other Person, in connection with the Obligations of the Borrower to the Lenders shall constitute collateral for all of the Obligations, without apportionment or designation as to particular Obligations, and all Obligations, howsoever and whensoever incurred, shall be secured by all of the Collateral, howsoever and whensoever acquired, and the Agent shall have the right, in the Agent's sole discretion, to determine whether to proceed against the Collateral or such other property, guaranty or endorsement upon the occurrence and during the continuance of an Event of Default, and the Agent shall have the right, in the Agent's sole discretion, to determine which rights, security, liens, security interests or remedies the Agent shall at any time pursue, relinquish, subordinate or modify or to take any other action with respect thereto, without in any way modifying or affecting any of them, any of the Agent's or any Lender's rights or any of the Obligations. The Borrower irrevocably waives the right to direct the application of any and all payments that may be received by the Agent during the continuance of an Event of Default and the Borrower does hereby irrevocably agree that, during the continuance of an Event of Default, the Agent shall have the continuing exclusive right to apply and reapply any and all such payments received in such manner as the Agent may deem advisable, notwithstanding any entry upon any of its books and records.


                                  ARTICLE VIII

                                 MISCELLANEOUS

          8.1 Binding Effect. This Security Agreement and all other instruments and documents executed and delivered pursuant hereto or in connection herewith shall be binding upon and inure to the benefit of the successors and assigns of the parties hereto.

          8.2 Governing Law. This Agreement shall be construed and interpreted in accordance with the internal laws and judicial decisions of the State of North Carolina without giving effect to the conflict of laws principles thereof, except to the extent that matters of perfection and validity of the security interests hereunder, or remedies hereunder, are governed by the laws of a jurisdiction other than the State of North Carolina.

          8.3 Survival of Agreement. All representations and warranties of the Borrower and all obligations of the Borrower contained herein and in any other Loan Document shall survive the execution and delivery of this Security Agreement and all other Loan Documents.

          8.4 Termination of Security Interest; Assignment. This Security Agreement and the security interests in the Collateral created hereby will terminate when all of the Obligations have been paid and finally discharged in full, when the Lenders' obligation to make advances under the Loan Agreement has been terminated, and when any and all Swap Agreements have expired or been cash settled. In the event of a sale or assignment by the Agent or any Lender of all or any of the Obligations held by it, the Agent or such Lender may assign or transfer its rights and interest under this Security Agreement in whole or in part to the purchaser or purchasers of such Obligations, whereupon such purchaser or purchasers will become vested with all of the powers, rights and responsibilities of the Agent or such Lender hereunder, and the Agent or such Lender, as applicable, will thereafter be forever released and fully discharged from any liability or responsibility hereunder with respect to the rights, interest and responsibilities so assigned, other than liabilities arising out of actions taken prior to the date of assignment. The Borrower may not assign this Security Agreement without the express written consent of the Agent.

          Upon termination of this Agreement or upon any partial release of Collateral to the Borrower, the Agent shall, upon the request of the Borrower, promptly assign, transfer and deliver to the Borrower (without recourse, without representation or warranty and on an "as is" basis) any such released Collateral that is in the possession of the Agent or its subagents (to the extent not sold or otherwise applied pursuant to the terms hereof), together with proper instruments (including Uniform Commercial Code termination statements) acknowledging the termination of this Agreement or the release of such Collateral, as applicable.

          8.5 Notice. Except as otherwise provided herein, notice to the Borrower or to the Agent shall be given or delivered in the manner set forth in
SECTION 15.3 of the Loan Agreement.

          8.6 Severability. To the extent any provision of this Security Agreement is prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Security Agreement.

          8.7 Sub-Agent. Subject to the applicable provisions of the Loan Agreement, the Agent may appoint a sub-agent to perform any and all of its duties and obligations and to exercise all of its rights hereunder.

          8.8 Captions. The captions to the sections of this Agreement have been inserted for convenience only and shall not limit or modify any of the terms hereof.

          8.9 Counterparts. This Security Agreement may be executed in two or more counterparts, which when assembled shall constitute one and the same agreement.

          8.10 Amendments. This Agreement may be amended, modified or waived only by an instrument in writing signed by the Borrower and the Agent.

          8.11 Collateral Agent. The Agent shall act in the capacity of collateral agent for Lenders in accordance with its rights and duties set forth in the Loan Agreement.

          8.12 Conflict of Terms. The terms of this Agreement and the terms of the Loan Agreement shall be construed and interpreted to the fullest extent possible to give effect to all such terms. In the event of any conflict between the terms of this Agreement and the Loan Agreement, the terms of the Loan Agreement shall control.

          8.13 No Third Party Rights Created. It is expressly intended, understood and agreed that this Agreement is made and entered into for the sole protection and benefit of the Borrower, the Agent and the Lenders, and their respective successors and assigns (but in the case of assigns, only to the extent permitted hereunder) and that no other Person or Persons shall have any right at any time to action hereon or rights to the proceeds of the Loans evidenced and secured by the Loan Documents.

          8.14 No Joint Venture. The relationship between the Agent and the Lenders, on the one hand, and the Borrower, on the other hand, is solely that of lender, collateral agent and borrower, and nothing contained herein or in any of the Loan Documents shall in any manner be construed as making any such Persons partners, joint venturers or creating any other relationship other than lender and borrower.

          IN WITNESS WHEREOF, this Security Agreement has been executed under seal as of the day and year first above written by the duly authorized officers of the parties hereto.


                                        LASON SYSTEMS, INC.


                                        By:    /s/ Allen J. Nesbitt
                                               --------------------------
                                               Name:   Allen J. Nesbitt
                                                     --------------------
                                               Title:  President
                                                      -------------------




                                        FIRST UNION NATIONAL BANK
                                        OF NORTH CAROLINA, AS AGENT


                                        By:/s/ Braxton B. Comer
                                           ------------------------------
                                           Braxton B. Comer
                                           Vice President

                                                 Exhibit A to Security Agreement
                                                 First Union National Bank
                                                   of North Carolina, as Agent
                                                 Lason Systems, Inc.
                                                 January 17, 1995 / $25,000,000



                        EXHIBIT A TO SECURITY AGREEMENT


                         JURISDICTIONS FOR UCC FILINGS


                          Delaware Secretary of State
                          Michigan Secretary of State

                                                 Exhibit B to Security Agreement
                                                 First Union National Bank
                                                   of North Carolina, as Agent
                                                 Lason Systems, Inc.
                                                 January 17, 1995 / $25,000,000



                        EXHIBIT B TO SECURITY AGREEMENT


PRINCIPAL PLACE OF BUSINESS; LOCATIONS OF COLLATERAL; FICTITIOUS NAMES


Borrower's Tax Identification Number

38-3214742

Borrower's Principal Place of Business/Executive Office

28400 Schoolcraft Rd.
Livonia, Michigan 48150


Fictitious and Trade Names Used in Last 5 Years

Diversitec Image Technology, Inc. (used in Michigan only)


Locations of Accounts Receivable Records

28400 Schoolcraft Rd.
Livonia, Michigan 48150

1305 Stephenson Highway
Troy, Michigan 48083


Locations of Inventory and Equipment


Description of Location    Owned or Leased           Lessor/Warehouseman
- -----------------------    ---------------           -------------------

28400 Schoolcraft Rd.      Leased                    MART Associates
Livonia, Michigan 48150

1305 Stephenson Highway    Leased                    Uniroyal/Goodrich
Troy, Michigan 48083                                 Tire Company
                                                     (sub-lessor)
                                                     Prudential
                                                     Insurance Co. of
                                                     America (lessor)

300 Renaissance Center     (Used with                Ford Motor Facility
Detroit, Michigan 48243    permission)

31001 Schoolcraft Road                               Forest & Gargaro
Livonia, Michigan 48150                              Investment Co.

38281 Schoolcraft Road                               Clayton Jerris
Livonia, MI 48150                                    and Simon Ash

4800 Fashion Square Blvd.,                           Plaza North
Suite 445                                            Associates with
Saginaw, Michigan 48604                              Diversitec Image
                                                     Technology